AMENDMENT NO. 1 TO TRANSITION AGREEMENT

THIS AMENDMENT NO. 1 TO TRANSITION AGREEMENT (this “Amendment”) is entered into as of March 31, 2026, and will take effect immediately on April 1, 2026 (the “Amendment Effective Date”), among STERIS Corporation (“Employer”), STERIS plc (“Parent”, and together with the Employer, the “Company”), and Michael J. Tokich (“Executive”). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, the parties to this Amendment executed a Transition Agreement as of August 5, 2025, effective August 18, 2025 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement.

NOW, THEREFORE, in consideration of the terms and conditions and mutual promises set forth or described in this Amendment, plus other good and valuable consideration, the receipt by the parties to this Amendment and the sufficiency and adequacy of which are hereby acknowledged by the parties, the parties agree to amend the Agreement as follows, effective as of the Amendment Effective Date, provided that Executive remains in the employ of the Company as of such date:

1.For purposes of the Agreement, the “Employment Period” is modified to end on March 31, 2027.

1.Section 1 of the Agreement is amended and restated in its entirety to provide as follows:

“1. TERM OF AGREEMENT. Except as provided below, and subject to the survival provisions of Section 16 hereof, the term of this Agreement (the “Term”) will continue in effect from the Effective Date until the earlier to occur of: (a) the last day of the Employment Period; or (b) the termination of Executive’s employment with the Company. Notwithstanding anything in this Agreement to the contrary and subject to the terms of Sections 4 and 16 hereof, Executive may terminate this Agreement and Executive’s employment with the Company at any time and for any reason; the Company may terminate this Agreement and Executive’s employment with the Company at any time for Cause or because of Executive’s death or Disability.”

1.Section 2(a) of the Agreement is amended and restated in its entirety to provide as follows:

“(a) Employment Period. From the Effective Date until December 31, 2025, Executive will continue his employment with the Company on a full-time basis and from January 1, 2026 through March 31, 2026, Executive will serve on an as needed basis (as determined by the Chief Executive Officer) to provide consulting and advisory services and, in each case, Executive will perform such duties as are reasonably assigned to him by the President and Chief Executive Officer and the Chief Financial Officer of the Company. On and after the Amendment Effective Date, the Employment Period is extended until March 31, 2027, and Executive will serve on a part-time basis (expected to be approximately eight hours per week on average) to provide consulting and advisory services and, in each case, Executive will perform such duties as are reasonably assigned to him by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

1.Sections 3(a) and 3(b) of the Agreement are amended and restated in their entirety to provide as follows:

“(a) Base Compensation. Effective as of the Amendment Effective Date, and during the remainder of the Employment Period, Executive shall be paid base compensation (salary) at an annual rate equal to $60,000 per year, payable in accordance with the Company’s normal payroll schedule.”
“(b) Bonus. Effective as of the Amendment Effective Date, and during the remainder of the Employment Period, Executive shall receive a cash bonus in such amount, if any, as may be determined by the CEO in his discretion, subject to the approval of the Compensation and Organization Development Committee of the Board of Directors of the Parent.”

1.Section 3(d)(iii) of the Agreement is deleted.

1.Except to the extent amended hereby, the Agreement shall remain unmodified and in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Transition Agreement as of the day and year first above written.

STERIS plc EXECUTIVE

By: /s/ J. Adam Zangerle /s/ Michael J. Tokich
J. Adam Zangerle Michael J. Tokich
Senior Vice President, General Counsel and Company Secretary

STERIS Corporation

By: /s/ J. Adam Zangerle
J. Adam Zangerle
Senior Vice President, General Counsel and Company Secretary